UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

DIALOGIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33391	94-3409691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Gatehall Drive Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	Zip Code

(973) 967-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 10, 2014, Dialogic Inc., a Delaware corporation (“Dialogic”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dialogic Group Inc., a Canadian corporation (“Parent”), and Dialogic Merger Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”). Parent and Sub are affiliates of Novacap TMT, a Canadian private equity firm.

Pursuant to the Merger Agreement, Sub will commence a tender offer (the “Offer”) within ten business days after the execution of the Merger Agreement to purchase all of the outstanding shares of the common stock, $0.001 par value per share, of Dialogic (the “Shares”) at a purchase price of $0.15 per Share, net to the seller thereof in cash without interest and less any applicable withholdings (the “Offer Price”). The Offer will remain open for a minimum of 20 business days from commencement, subject to possible extension on the terms set forth in the Merger Agreement.

Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Sub will be merged with and into Dialogic (the “Merger”) and the separate corporate existence of Sub will cease at that time (the “Effective Time”). Following the consummation of the Merger, Dialogic will continue as the surviving corporation and a wholly-owned subsidiary of Parent. At the Effective Time, each Share (other than Shares directly owned by Dialogic as treasury stock, Shares owned of record by Parent or any of its wholly-owned subsidiaries at such time (including Sub) and any Shares held by Dialogic stockholders who are entitled to demand, and properly demand, appraisal of such Shares pursuant to, and who comply in all respects with, the provisions of Section 262 of the Delaware General Corporation Law (“DGCL”)) will be automatically converted into the right to receive the Offer Price. As a result of the Merger, the Shares will cease to be publicly traded.

Under the terms of the Merger Agreement and, as applicable, in accordance with Dialogic’s equity incentive plans, each option to purchase Shares, each restricted stock unit and each warrant to purchase Shares, in each case that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled as of the Effective Time without consideration or other payment to the holders thereof.

The Merger Agreement includes customary representations, warranties and covenants of Dialogic, Parent and Sub, including a restriction on Dialogic’s ability to pay dividends prior to the closing of the Merger.

Sub’s obligation to accept for payment and pay for the Shares tendered in the Offer is subject to certain conditions, including, among other things:

•	that there shall have been validly tendered and not validly withdrawn prior to the expiration date of the Offer that number of Shares that represent at least one more share than 90% of (without duplication) (1) the outstanding Shares as of immediately prior to the expiration of the Offer (and after the consummation of the Exchange Agreement Transactions (defined below)), plus (2) the aggregate number of Shares issuable to holders of equity awards from which Dialogic has received notices of exercise prior to the expiration of the Offer (and as to which Shares have not yet been issued);

•	that any consents required under the Credit Agreement by and among Dialogic, the lenders that are signatories thereto and Wells Fargo Foothill Canada ULC, dated as of March 5, 2008, as amended, shall have been obtained and be in full force and effect;

•	that the Exchange Agreement (defined below) shall be in full force and effect and the Exchange Agreement Transactions (defined below) shall have occurred; and

•	that certain restructuring actions specified in the Merger Agreement shall have been completed in Parent’s reasonable judgment.

Neither the Offer nor the Merger is subject to a financing condition. Parent plans to finance the transaction with equity financing committed from Novacap TMT IV, LP, a limited partnership organized under the laws of Quebec and an affiliate of Parent and Sub (“Sponsor”), pursuant to the terms of an equity commitment letter executed in favor of Parent (the “Equity Commitment Letter”). The Equity Commitment Letter provides that Sponsor, on the terms and subject to the conditions set forth therein, has committed to contribute (or cause one or more of its affiliates to contribute) to Parent, at or prior to the closing of the Offer, an aggregate amount in cash equal to $34.2 million, the sum of the amounts required to consummate the Offer, the Merger and the Sale Transaction (defined below).

Following the completion of the Offer, and subject to the satisfaction or waiver of the conditions to closing of the Merger set forth in the Merger Agreement, the parties will take such action to cause the Merger to become effective as soon as practicable in accordance with Section 253 of the DGCL with no stockholder vote required to consummate the Merger.

Additionally, following the consummation of the Sale Transaction (defined below), on the closing date of the Offer (but prior to the closing of the Offer), (1) Dialogic will purchase from Sub the Sale Term Loans (defined below) in exchange for a promissory note issued by Dialogic in an amount equal to the aggregate amount paid to the Tennenbaum Funds by Sub at the closing of the Sale Transaction, and (2) Dialogic will contribute to Dialogic Corporation, a British Columbia corporation and wholly-owned subsidiary of Dialogic (“Dialogic Subsidiary”), as additional capital, the Exchange Term Loans (defined below) and the Sale Term Loans, whereupon all obligations in respect of the Exchange Term Loans and the Sale Term Loans will be fully and irrevocably discharged and satisfied.

The Merger Agreement includes customary termination provisions for both Dialogic and Parent. If Parent terminates the Merger Agreement under specified circumstances (including, without limitation, if Dialogic’s Board of Directors changes its recommendation with respect to the Merger Agreement, the Offer, the Merger, the Exchange Agreement Transactions (defined below) or the other transactions contemplated by the Merger Agreement or publicly recommends another proposal to acquire Dialogic), then Dialogic will be obligated to pay to Parent an amount equal to the sum of (1) $671,000 plus (2) the aggregate amount of fees and expenses incurred by Sponsor, Parent, Sub and their affiliates in connection with the Merger Agreement and the transactions contemplated thereby as of the applicable date that the Merger Agreement is terminated (the “Company Termination Fee”), provided that in no event shall the Company Termination Fee exceed $2.5 million. Dialogic will also be obligated to pay the Company Termination Fee to Parent if it accepts, or enters into a definitive agreement with respect to, a bona fide written proposal made by a third party after the date of the Merger Agreement pursuant to which such third party would acquire 30% or more of any class of equity interests (by vote or by value) or the assets of Dialogic and its subsidiaries, taken as a whole, on terms that the independent special committee of Dialogic’s Board of Directors (the “Special Committee”) determines in good faith, after consultation with its financial advisor and outside legal counsel, and after taking into consideration, among other things, all of the terms, conditions and legal, financial, regulatory and other aspects of such proposal and the Merger Agreement (in each case taking into account any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of determination), is reasonably likely to be consummated in accordance with its terms and would result in a transaction that is more favorable to the holders of Shares from a financial point of view than the Offer or the Merger and the other transactions contemplated by the Merger Agreement (after taking into account the expected timing and risk and likelihood of consummation). In the event of a termination of the Merger Agreement under either scenario described directly above, Dialogic must pay the Company Termination Fee as follows: a portion of the Company Termination Fee equal to $0.5 million in cash must be paid to Parent within two business days after the date of Parent’s termination of the Merger Agreement or concurrently with Dialogic’s termination of the Merger Agreement, as applicable, with the remainder of the Company Termination Fee due in the form of a promissory note, subject to the terms and conditions described in the Merger Agreement (the “Break Fee Note”).

Dialogic’s Board of Directors, upon the unanimous recommendation of the Special Committee, duly adopted resolutions:

•	authorizing and approving the execution, delivery and performance of the Merger Agreement, the Exchange Agreement and the Limited Guarantee (defined below) and the transactions contemplated thereby (including the Offer, the Merger and the Exchange Agreement Transactions);

•	approving and declaring advisable the Merger Agreement, the Exchange Agreement, the Equity Commitment Letter, the Limited Guarantee and the Support Agreements (defined below) and the transactions contemplated thereby (including the Offer, the Merger and the Exchange Agreement Transactions);

•	declaring that the terms of the Merger Agreement, the Exchange Agreement, the Equity Commitment Letter, the Limited Guarantee, the Support Agreements and the transactions contemplated thereby (including the Offer, the Merger and the Exchange Agreement Transactions) are fair to and in the best interests of the stockholders of Dialogic;

•	recommending that the stockholders of Dialogic accept the Offer and tender their Shares pursuant to the Offer and, if required by applicable law, adopt the Merger Agreement; and

•	approving, for purposes of Section 203(a)(1) of the DGCL, the Merger Agreement, the Exchange Agreement and the Support Agreements and the transactions contemplated thereby (including the Offer, the Merger and the Exchange Agreement Transactions) such that the restrictions on “business combinations” contained in Section 203 of the DGCL are not applicable to Parent or Sub, the Merger Agreement, the Exchange Agreement or any Support Agreement and any of the transactions contemplated by the Merger Agreement, the Exchange Agreement and the Support Agreements.

Agreement to Exchange, Tender and Sell

Substantially simultaneously with the execution and delivery of the Merger Agreement, Parent, Sub, Dialogic, Dialogic Subsidiary, Obsidian, LLC (“Obsidian”), as agent under the Term Loan Agreement (defined below), and Special Value Expansion Fund, LLC, Special Value Opportunities Fund, LLC and Tennenbaum Opportunities Partners V, LP (collectively the “Tennenbaum Funds”), as lenders under the Term Loan Agreement, entered into an Agreement to Exchange, Tender and Sell (the “Exchange Agreement”), pursuant to which the Tennenbaum Funds agreed, on the terms and subject to the conditions set forth in the Exchange Agreement:

•	to contribute Term Loans (defined below) to Dialogic, prior to the closing of the Offer, in the aggregate principal amount of $8.75 million (the “Exchange Term Loans”) in exchange for an aggregate of 58.3 million Shares at a conversion price equal to the Offer Price (such transaction, the “Exchange Transaction”), immediately after which the Tennenbaum Funds will own more than 90% of total Shares outstanding;

•	to tender all of the Shares held by them in the Offer (including the Shares issued pursuant to the Exchange Transaction);

•	to support and approve the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby;

•	to sell to Sub, prior to the closing of the Offer, all of the Term Loans (defined below) other than the Exchange Term Loans (such loans, the “Sale Term Loans,” and such transaction, the “Sale Transaction”) for aggregate cash consideration equal to $24.1 million;

•	in accordance with Section 13(a)(i) of the Certificate of Designations, Preference and Rights of the Series D-1 Preferred Stock of Dialogic, to cause Dialogic to redeem the single share of Series D-1 Preferred Stock of Dialogic, held by Tennenbaum Opportunities Partners V, LP, for $100, provided that pursuant to the Exchange Agreement such fund has waived its right to receive such amount in light of other consideration (together with the Exchange Transaction and the Sale Transaction, the “Exchange Agreement Transactions”).

As of October 10, 2014, the Tennenbaum Funds held (1) loans in the aggregate principal amount of $87.0 million (such loans, together with all accrued and unpaid interest with respect thereto, the “Term Loans”) under the Third Amended and Restated Credit Agreement dated as of March 22, 2012 (as amended, supplemented or modified from time to time, the “Term Loan Agreement”), among Obsidian, as agent, the Tennenbaum Funds, as lenders, Dialogic and Dialogic Subsidiary, and (2) an aggregate of 8.9 million Shares, representing 55.0% of total Shares outstanding.

Under the terms of the Exchange Agreement, after the consummation of the Sale Transaction and prior to the closing of the Offer, Obsidian will resign as Agent under the Term Loan Agreement and appoint Sub as successor agent thereunder, in each case upon the consummation of the Sale Transaction.

Pursuant to the Exchange Agreement, the Tennenbaum Funds agreed not to, directly or indirectly, prior to the termination or consummation of the transactions contemplated by the Merger Agreement, solicit, initiate, encourage, induce or facilitate the submission or announcement of a third party proposal to acquire Dialogic or take related actions in furtherance of any such proposal. Additionally, if Dialogic becomes obligated to issue a Break Fee Note under the Merger Agreement, each Tennenbaum Fund has agreed to enter into an intercreditor agreement in customary form with Parent, Sub, Dialogic and the Dialogic Subsidiary, pursuant to which, among other things, the Tennenbaum Funds will each acknowledge and agree that the obligations of Dialogic under the Break Fee Note shall be ranked senior to the Term Loans.

The Exchange Agreement includes certain termination provisions for Parent, Sub and the Tennenbaum Funds, including, among other things, that any of the Tennenbaum Funds may terminate the Exchange Agreement if the Merger Agreement has been terminated in accordance with its terms or the Offer is terminated or withdrawn by Parent or Sub.

Tender and Support Agreements

Substantially simultaneously with the execution and delivery of the Merger Agreement, each of Investcorp International Inc. and Eicon Dialogic Investment SRL, which collectively own 8.6% of the outstanding Shares as of October 10, 2014, as well as each of the Tennenbaum Funds, separately entered into a Tender and Support Agreement (each a “Support Agreement”) with Parent and Sub, providing that they shall, among other things, agree to tender all of their Shares in the Offer (subject to certain exceptions set forth in the Support Agreements) and to cause their Shares to be voted, at any meeting of the stockholders of Dialogic, however called, and in any action by written consent of the stockholder of Dialogic, in favor of, among other things, the Merger, the execution and delivery by Dialogic of the Merger Agreement, the adoption and approval of the Merger Agreement and the terms thereof, and the transactions contemplated by the Merger Agreement (subject to certain exceptions set forth in the Support Agreements).

Limited Guarantee

Substantially simultaneously with the execution and delivery of the Merger Agreement, Sponsor entered into a Limited Guarantee with Dialogic and the Tennenbaum Funds (the “Limited Guarantee”) pursuant to which Sponsor has agreed to guarantee to Dialogic and the Tennenbaum Funds, on the terms and subject to the conditions set forth in the Limited Guarantee, the due and punctual payment in full in cash of all of the payment obligations of Parent and its affiliates (including Sub) under the Merger Agreement and the Exchange Agreement, in each case when required to be paid by Parent or its affiliates pursuant to and in accordance with the Merger Agreement and/or the Exchange Agreement, up to a maximum aggregate amount of $34.2 million.

Commitment Letter for $13 Million Senior Secured Credit Facility; Amendment to Revolving Credit Agreement

On October 10, 2014, Dialogic Subsidiary and Wells Fargo Foothill Canada ULC (“Wells Fargo”) entered into a commitment letter (the “Commitment Letter”) under which Wells Fargo agreed, in its capacity as agent under the Credit Agreement dated March 5, 2008, among Dialogic Subsidiary, the lenders party thereto and Wells Fargo (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), to commit, subject to the terms and conditions of the Commitment Letter, (1) to consent to the Offer, the Merger, the Merger Agreement, the Exchange Agreement and the transactions contemplated thereby (including the related change of control), which would otherwise result in events of default under the Revolving Credit Agreement, and (2) to continue to provide financing under the Revolving Credit Facility with a maturity date of March 31, 2015, up to an amount not to exceed $13.0 million and otherwise on the terms set forth in the Commitment Letter.

Concurrently with the execution and delivery of the Commitment Letter, Dialogic Subsidiary, Dialogic and Wells Fargo entered into a Twenty-Third Amendment to the Revolving Credit Agreement pursuant to which the Revolving Credit Agreement was amended, among other things, (1) to set the “Availability Block” at $1.75 million, which amount will reduce the “Borrowing Base” under the Revolving Credit Agreement at all times, and (2) to set the “Maximum Revolver Amount” at $13.0 million (or $12.0 million on and at all times after January 1, 2015). Subject to the terms and conditions of the Revolving Credit Agreement, the lenders thereunder have agreed to advance funds to Dialogic Subsidiary in an amount at any time outstanding not to exceed the lesser of the Maximum Revolver Amount and the Borrowing Base (in each case less the amount subject to letters of credit then outstanding under the Revolving Credit Agreement).

Additional Information

The foregoing descriptions of the Merger Agreement, the Exchange Agreement, the Support Agreements, the Limited Guarantee, the Commitment Letter and the Twenty-Third Amendment to Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 2.1, 2.2, 99.1, 99.2, 99.3 and 99.4 respectively, hereto and are incorporated herein by reference.

The Merger Agreement has been provided solely to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about any of the parties thereto. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, and may be subject to important qualifications and limitations agreed upon by the parties. The representations and warranties may have been intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, may be subject to contractual standards of materiality that differ from those generally applied by investors, may have been qualified by certain disclosures not reflected in the text of the Merger Agreement, and may not be accurate or complete as of any specified date. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that Dialogic has delivered to Parent. Dialogic’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of Dialogic, Parent, Sub or any of their respective subsidiaries or affiliates. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may not be fully reflected in Dialogic’s public disclosures.

Notice to Investors about the Offer

The tender offer described in this report has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Dialogic’s common stock will be made pursuant to an offer to purchase and related materials that Sub intends to file with the SEC. At the time the Offer is commenced, Sub will file a tender offer statement on Schedule TO with the SEC, and thereafter Dialogic will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. These materials will be sent free of charge to all stockholders of Dialogic when available. In addition, these materials (and all other materials filed by Dialogic with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by contacting Parent by mail at Novacap TMT, Attn: David Lewin, 375 Roland Therrien Blvd. Suite 210, Longueuil, Quebec, Canada J4H 4A6. Investors and security holders may also obtain free copies of the documents filed by Dialogic with the SEC by contacting Dialogic by mail at Dialogic Inc., Attn: Investor Relations, 4 Gatehall Drive, Parsippany, NJ 07054 or by telephone at (973) 967-6425.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including all statements regarding the intent, belief or current expectation of Dialogic and members of its senior management team. These forward-looking statements involve significant risks and uncertainties, including those discussed below and others that can be found in Dialogic’s Annual Report on Form 10-K for the year ended December 31, 2013, in Dialogic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and any subsequent reports from Dialogic on Form 10-Q and Form 8-K. Dialogic is providing this information as of the date of this report and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. Forward-looking statements can be identified by the use of words such as “will,” “could,” “should,” “may,” “anticipate,” “expect,” “intend,” “estimate,” “believe,” “project,” “plan,” “potential,” “continue,” or other similar expressions. Forward-looking statements include, without limitation, statements regarding business combinations and similar transactions, prospective performance and opportunities, and the outlook for Dialogic’s businesses, performance and opportunities; the expected timing of the completion of the transactions contemplated by the Merger Agreement and the Exchange Agreement; the ability to complete the transactions considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties regarding Parent’s and Dialogic’s ability to integrate successfully; uncertainties as to the timing of the Offer and Merger; the possibility that competing offers will be made; the failure to complete the Offer or the Merger in the timeframe expected by the parties or at all; the possibility that various closing conditions for the transactions may not be satisfied or waived; Dialogic’s ability to maintain relationships with employees, customers, or suppliers; Dialogic’s ability to control operating expenses and costs; and the challenge of maintaining Dialogic’s competitive position. These and other risks are more fully described in Dialogic’s filings with the SEC.

All forward-looking statements speak only as of the date they were made. None of Dialogic, Parent, Sub, nor any of their affiliates undertakes any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Form 8-K.

Item 3.02	Unregistered Sale of Equity Securities.

See Item 1.01. The offer and sale of Shares to the Tennenbaum Funds in the Exchange Transaction was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

See Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated October 10, 2014 among Dialogic, Parent and Sub*

2.2	Agreement to Exchange, Tender and Sell, dated October 10, 2014 among Dialogic, Parent, Sub, Dialogic Subsidiary, Obsidian and the Tennenbaum Funds*

99.1	Form of Tender and Support Agreement dated October 10, 2014

99.2	Limited Guarantee dated October 10, 2014 executed by Sponsor in favor of Dialogic and the Tennenbaum Funds

99.3	Commitment Letter for $13.0 Million Senior Secured Credit Facility dated October 10, 2014 between Dialogic Subsidiary and Wells Fargo Foothill Canada ULC

99.4	Twenty-Third Amendment to Credit Agreement dated October 10, 2014, among Dialogic Subsidiary, Dialogic, Wells Fargo Foothill Canada ULC and the lenders party thereto

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Dialogic agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2014	DIALOGIC, INC.

	By:	/s/ Anthony Housefather
Anthony Housefather
EVP Corporate Affairs and General Counsel